UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 15, 2010

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

222 LaSalle Street

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act.

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.                                          Entry into a Material Definitive Agreement.

On January 26, 2009, Smurfit-Stone Container Corporation (the “Company”) and its U.S. and Canadian subsidiaries filed a voluntary petition (the “Chapter 11 Petition”) for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court in Wilmington, Delaware (the “Court”).  On the same day, the Company’s Canadian subsidiaries also filed to reorganize under the Companies’ Creditors Arrangement Act in the Ontario Superior Court of Justice in Canada (the “Canadian Petition”).

On February 3, 2010, the Company and certain of its affiliates filed a motion with the Court seeking approval to enter into a senior secured asset based lending facility (the “ABL Revolving Facility”) with Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI”, and together with DBNY, “DB”), JPMorgan Chase Bank N.A., (“JPMCB”), J.P. Morgan Securities Inc. (“JP Morgan”, and together with JPMCB, “JPM”), certain other financial institutions acting, along with  DBSI and JP Morgan, as “Lead Arrangers”, and certain other financial institutions, together with DB, JPM and the other Lead Arrangers, as the “Agents”, as well as other documents relating thereto.

On April 14, 2010, the Court granted the motion and authorized the Company and certain of its subsidiaries to enter into the ABL Revolving Facility.  Based on such approval, on April 15, 2010, the Company and certain of its subsidiaries entered into the ABL Revolving Facility consisting of a $550 million U.S. Facility and a $100 million Canadian Facility.  The ABL Revolving Facility includes a $150 million sub-limit for letters of credit, with $112.5 million allocated to the U.S. Facility and $37.5 million allocated to the Canadian Facility.  The Company previously reported on a Form 8-K dated February 22, 2010 that it and certain of its subsidiaries entered into a term loan credit facility (“Term Loan Facility”)(together with the ABL Revolving Facility, the “Exit Credit Facilities”).  On the date the Company emerges from bankruptcy, the Term Loan Facility will be funded and borrowings will be available on the ABL Revolving Facility.  The commitments for the ABL Revolving Facility will terminate on July 16, 2010 unless the Company’s emergence from bankruptcy, funding of the Term Loan Facility and satisfaction of certain funding date conditions under the ABL Revolving Facility occur on or prior to such date.

The Company is permitted, subject to obtaining lender commitments, to add incremental commitments under the ABL Revolving Facility in an aggregate amount up to $150 million.  Each incremental commitment is conditioned on (a) there existing no defaults, (b) any new lender providing an incremental commitment shall require the consent of the Administrative Agent, each Issuing Lender, the Swingline Lender and the Fronting Lender (which consents shall not be unreasonably withheld or delayed), (c) the minimum amount of any increase must be at least $25 million, (d) the Company shall not increase the commitments more than three times in the aggregate, (e) if the interest rate margins and commitment fees with respect to the incremental commitments are higher than those applicable to the existing commitments under the ABL Revolving Facility, then the interest rate margins and commitment fees for the existing commitments under the ABL Revolving Facility will be increased to match those for the incremental commitments, and (f) the satisfaction of other customary closing conditions.

Proceeds of the borrowings under the ABL Revolving Facility would be utilized for working capital purposes, capital expenditures, permitted acquisitions and general corporate purposes.

The ABL Revolving Facility matures four years from the funding date of the ABL Revolving Facility.  The ABL Revolving Facility allows the Company or its Canadian subsidiary, as applicable, to borrow:  (a) U.S. dollar denominated base rate loans at a rate of interest equal to the Base Rate (the greater of (i)

the U.S. prime lending rate, (ii) the overnight federal funds rate plus 0.50% and (iii) the one-month adjusted LIBOR rate plus 1.0%) plus 2.50% for the initial 90 days and, thereafter, at a margin ranging from 2.25% to 2.75% depending on historical excess availability under the ABL Revolving Facility; (b) U.S. dollar denominated Eurodollar loans at a rate of interest equal to the adjusted LIBOR rate for 1, 2, 3 or 6 month, or, if agreed by all lenders, 1 or 2 week interest periods plus 3.50% for the initial 90 days and, thereafter, at a margin ranging from 3.25% to 3.75% depending on historical excess availability under the ABL Revolving Facility; (c) Canadian dollar denominated prime rate loans at a rate of interest equal to the Canadian Prime Rate (the greater of (i) the Canadian prime lending rate and (ii) the average rate for Canadian dollar bankers’ acceptances having a term of 30 days plus 1.0%) plus 2.50% for the initial 90 days and, thereafter, at a margin ranging from 2.25% to 2.75% depending on historical excess availability under the ABL Revolving Facility; and (d) Canadian dollar denominated bankers’ acceptances with proceeds discounted at the Reference Discount Rate (if provided by a Schedule I chartered bank, the average of the discount rates for the applicable term, and if provided by any other lender, the lesser of (i) the average of the discount rates for the applicable term plus 1.0% and (ii) the discount rate quoted by Deutsche Bank AG, Canada Branch).  The Company would also pay either a 0.50% or 0.75% unused commitment fee based on the average historical utilization under the ABL Revolving Facility.  The ABL Revolving Facility borrowings are subject to a borrowing base derived from a formula based on certain eligible accounts receivable and inventory, less certain reserves.

The U.S. Facility will be the direct, joint and several obligation of Smurfit-Stone Container Enterprises, Inc. (“SSCE”) and any material domestic subsidiary of SSCE that becomes a U.S. Borrower (collectively with SSCE, the “U.S. Borrowers”).  The Canadian Facility will be the direct, joint and several obligation of the U.S. Borrowers and Smurfit-Stone Container Canada, L.P. (“SSC Canada”) and any other material Canadian subsidiary of SSCE that becomes a Canadian Borrower (collectively with SSC Canada, the “Canadian Borrowers”).  SSCE and each material domestic subsidiary of SSCE (collectively, the “U.S. Guarantors”) will guaranty (the “U.S. Guaranty”) all obligations of SSCE and its material domestic and Canadian subsidiaries owing under the ABL Revolving Facility and under secured hedging agreements and secured cash management agreements.  Each material Canadian subsidiary of SSCE that is not itself a Canadian Borrower (collectively, the “Canadian Guarantors”) will guaranty (the “Canadian Guaranty”) all obligations of the Canadian Borrowers owing under the ABL Revolving Facility and under secured hedging agreements and secured cash management agreements.  In no event will any Canadian subsidiary or Canadian Borrower support or guarantee any obligation of any U.S. Borrower or any domestic subsidiary of SSCE.

The U.S. Facility and the obligations of the U.S. Borrowers and U.S. Guarantors under the U.S. Guaranty and under secured hedging agreements and secured cash management agreements will be secured by: (a) a first priority security interest in all accounts receivable, inventory and related assets of the U.S. Borrowers and the U.S. Guarantors (“U.S. ABL Collateral”); (b) a second priority pledge of all the capital stock of each material domestic subsidiary of SSCE and 65% of the voting stock of SSC Canada (or, if applicable, each first tier foreign subsidiary that owns, directly or indirectly, any capital stock of SSC Canada) and each other first tier material foreign subsidiary of SSCE; and (c) a second priority security interest in substantially all assets of SSCE and its material domestic subsidiaries (other than U.S. ABL Collateral).  The Canadian Facility and the obligations of the Canadian Borrowers and Canadian Guarantors under the Canadian Guaranty and under secured hedging agreements and secured cash management agreements will be secured by a first priority security interest (a) in all accounts receivable, inventory and related assets of the Canadian Borrowers and the Canadian Guarantors (individually a “Canadian Credit Party”) and (b) all of the Capital stock of each Canadian Credit Party owned by another Canadian Credit Party.

The ABL Revolving Facility includes affirmative and negative covenants that impose restrictions on the Company’s financial and business operations and those of its subsidiaries, including their ability to incur indebtedness, incur liens, make investments, sell assets, pay dividends or make acquisitions.  The ABL Revolving Facility also includes a covenant to maintain a minimum consolidated fixed charge coverage ratio of 1.00 to 1.00 as of the end of each month while excess availability under the ABL Revolving Facility is less than the greater of $82.5 million and 15% of total commitments then in effect, and continuing until excess availability equals or exceeds such level for 45 consecutive days.  The ABL Revolving Facility contains events of default relating to incorrectness of representations and warranties, nonpayment of principal, interest or other amounts, violation of covenants, cross default and cross acceleration to other material indebtedness, certain bankruptcy and insolvency events, material judgments, certain ERISA events, change in control, actual or asserted invalidity of any guaranty, loan document or security interest created under any loan document, and actual or asserted loss of status of the ABL Revolving Facility as senior indebtedness.  From and after the funding date of the ABL Revolving Facility, upon the occurrence of any event of default, commitments under the ABL Revolving Facility may be terminated, the loans under the ABL Revolving Facility may be accelerated and any remedies available under the loan documents may be exercised.

Capitalized terms used in the foregoing description and not otherwise defined herein have the respective meanings ascribed thereto in the ABL Revolving Facility.  The foregoing summary of the material terms of the ABL Revolving Facility does not purport to be complete and is qualified by reference to the full text of the ABL Revolving Facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.03.                                          Bankruptcy or Receivership.

On January 26, 2009, the Company and certain affiliates filed the Chapter 11 Petition and the Canadian Petition.  The information provided in Item 1.01 above is incorporated by reference into this Item 1.03.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

On April 15, 2010, the Company and certain affiliates entered into the ABL Revolving Facility. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.1	ABL CREDIT AGREEMENT dated as of April 15, 2010.**

**A portion of Exhibit 10.1 has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the company to differ from expectations include: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the Exit Credit Facilities; (iii) the Company’s ability to obtain court approval with respect to motions in its Chapter 11 cases; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to its Chapter 11 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of its Chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to fund and execute its business plan; (ix) the ability of the Company to attract, motivate and/or retain key executives and employees; and (x) other risks and factors regarding the Company described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated from time to time in the Company’s Securities and Exchange Commission filings. The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 21, 2010

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and General Counsel